SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
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                                  FORM 8-K


                                CURRENT REPORT
                      Pursuent to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (earliest event reported):   March 13, 1998


Beeper Plus, Inc.
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(Exact name of registrant as specified in its charter)


Nevada                      33-5516-LA                88-0219239
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(State of Incorporation)    (Commission File No.)     (IRS Employer ID)


3900 Paradise Road, Suite 201, Las Vegas, NV 89109
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(Address of principal executive offices)


Registrant's telephone number, including area code:  (702) 737-5560


None
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Former name or former address if changed since last report

Item 1.  Changes in Control of Registrant


On March 6, 1998, in a private transaction, Maven Enterprises, Inc., a Nevada Corporation, purchased from Mr. Samuel A. Francis, a shareholder of the Com-pany, 362,500 shares of the Company's Voting, Common Stock. Total consid-eration for the stock purchase was $50,000. Maven Enterprises, Inc. used corporate funds to purchase 8.45% of the issued and outstanding Voting Common Stock of Beeper Plus, Inc.

Mr. Samuel A. Francis is no longer the beneficial owner of any of the Company's outstanding Common Stock.

On March 13, 1998, in a private transaction, through a Stock Purchase and Sale Agreement, which is attached hereto and incorporated by reference as Exhibit A, Maven Enterprises, Inc., a Nevada Corporation, purchased 886,600 shares of Voting Common Stock from Mr. Basil B. Newton, the President and Chairman of the Board of the Company; 631,413 shares of Voting Common Stock from May C. Newton, the Secretary and Director of the Company; 39,500 shares of Voting Common Stock from Mr. Jerry Roberts, a shareholder of the Company; 29,000 shares of Voting Common Stock from Mr. Henry S. Kripitz, a shareholder of the Company; and 18,000 shares of Voting Common Stock from Ms. Rita Atol Daffner, a shareholder of the Company, for a total of 1,604,513 shares of the Company's Voting Common Stock. Total consideration for the stock purchase was $300,000 and 5,000 shares of Maven Enterprises, Inc.'s 7% Cumulative Voting Preferred Stock. Maven Enterprises, Inc. used corporate funds and treasury stock to purchase 37.42% of the issued and outstanding Voting Common Stock of Beeper Plus, Inc.

Mr. Basil B. Newton, Ms. May C. Newton, and the other family members are no longer the beneficial owners of any of the Company's outstanding Voting Common Stock.

To current management's knowledge, Maven Enterprises, Inc. now owns 45.87% of Beeper Plus, Inc.'s issued and outstanding Voting Common stock.

On March 20, 1998, as part of the transaction, Mr. Hugo V. Ciancivlli, Mr. Frank DeRenzo, Mr. Rodd Buckle and Mr. Robert Muniz were elected Directors to the Board of Directors of Beeper Plus, Inc.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herto duly authorized.



                                    Beeper Plus, Inc.
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                                    (Registrant)



                                    By: Basil B. Newton
                                        --------------------------
                                        Basil B. Newton, President
                                        and Chairman of the Board


Dated:  03/26/98
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

EXHIBIT A


STOCK PURCHASE AND SALE AGREEMENT
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This stock purchase agreement by and between Basil B. Newton, May C. Newton, and representing certain other family members, (hereinafter "Newton") Sellers, and Maven Enterprises, Inc., (hereinafter "Maven") Purchaser shall be as follows:

Whereas for and in consideration of Three Hundred Thousand Dollars ($300,000), the receipt of which is hereby acknowledged, together with Five Thousand (5,000) shares of the 7% Cumulative Voting Preferred Stock of Maven Enter-prises, Inc., as set forth in that certain Private Placement Memorandum dated March 2, 1998, Newton hereby transfers the full and non-assessable ownership of 1,604,513 shares of Beeper Plus, Inc., common capital stock to Maven.

Both Parties hereto agree to execute all documents to effect the transfer and to execute and cause to be filed all necessary disclosures required by the United States Securities and exchange Commission.

Agreed to and Executed this 13th day of March, 1998.



SELLERS:


Basil B. Newton
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Basil B. Newton


May C. Newton
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May C. Newton



PURCHASERS:


MAVEN ENTERPRISES, INC.


Frank DeRenzo
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Frank DeRenzo, President